Exhibit 24


                                               Page 1 of 2

                SOUTH JERSEY INDUSTRIES, INC.

                      POWER OF ATTORNEY

     Each of the undersigned, in his capacity as an officer or director, or both, as the case may be, of South Jersey Industries, Inc., a New Jersey corporation, does hereby appoint William F. Ryan, Gerald S. Levitt, and G.L. Baulig, and each of them, severally, as his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer, or both, as the case may be, of said corporation, its Annual Report for the fiscal year ended December 31, 1993 on Form
10-K, pursuant to Section 13 of the Securities Exchange Act of 1934, and any and all amendments thereto and instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and does hereby provide that each of said attorneys shall have power to act hereunder with or without the other said attorneys, and shall have full power of substitution and resubstitution and that each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities every act whatsoever required to be done in the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, this 23th day of March 1994.



                      /s/ William F. Ryan
                      William F. Ryan, President and Director


                      /s/ Frank L. Bradley, Jr.
                      Frank L. Bradley, Jr., Director


                      /s/ Richard L. Dunham
                      Richard L. Dunham, Director


                      /s/ W. Cary Edwards
                      W. Cary Edwards, Director


                      /s/ Thomas L. Glenn, Jr.
                      Thomas L. Glenn, Jr., Director



Re: Power of Attorney -- 10-K                   Page 2 of 2




                      /s/ Vincent E. Hoyer
                      Vincent E. Hoyer, Director


                      /s/ Herman D. James
                      Herman D. James, Director


                      /s/ Marilyn Ware Lewis
                      Marilyn Ware Lewis, Director


                      /s/ Clarence D. McCormick
                      Clarence D. McCormick, Director


                      /s/ Peter M. Mitchell
                      Peter M. Mitchell, Director


                      /s/ Jackson Neall
                      Jackson Neall, Director


                      /s/ Shirli M. Vioni
                      Shirli M. Vioni, Director


                      /s/ Frederick A. Westphal
                      Frederick A. Westphal, Director


                      /s/ Gerald S. Levitt
                      Gerald S. Levitt, Vice President


                      /s/ Richard B. Tonielli
                      Richard B. Tonielli, Treasurer